                                   Exhibit 4.2

Series 2000-4 Supplement to the Pooling and Servicing Agreement, dated as of June 22, 2000.

*****

                                                                  EXECUTION COPY

================================================================================



                            SERIES 2000-4 SUPPLEMENT
                            Dated as of June 22, 2000


                                       to


                         POOLING AND SERVICING AGREEMENT
                            Dated as of May 16, 1996


                                 $1,212,122,000


                                ----------------


                  AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST


                                  Series 2000-4


                                ----------------


                                      among


                         AMERICAN EXPRESS CENTURION BANK
              AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II
                                 as Transferors


             AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                                   as Servicer


                                       And


                              THE BANK OF NEW YORK
                                   as Trustee
                on behalf of the Series 2000-4 Certificateholders

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page


ARTICLE I              Creation of the Series 2000-4 Certificates................................................1

           Section 1.01.        Designation......................................................................1

ARTICLE II            Definitions................................................................................2

         Section 2.01.        Definitions........................................................................2

ARTICLE III           Servicing Fee.............................................................................14

         Section 3.01.        Servicing Compensation............................................................14

ARTICLE IV            Rights of Series 2000-4 Certificateholders and
                      Allocation and Application of Collections.................................................14

         Section 4.01.        Collections and Allocations.......................................................14

         Section 4.02.        Determination of Monthly Interest.................................................17

         Section 4.03.        Principal Funding Account; Controlled Accumulation Period.........................18

         Section 4.04.        Required Amount...................................................................20

         Section 4.05.        Application of Class A Available Funds, Class B Available
                              Funds, Collateral Available Funds and Available Principal Collections.............20

         Section 4.06.        Defaulted Amounts; Investor Charge-Offs...........................................23

         Section 4.07.        Excess Spread; Excess Finance Charge Collections..................................24

         Section 4.08.        Reallocated Principal Collections.................................................25

         Section 4.09.        Excess Finance Charge Collections.................................................26

         Section 4.10.        Reallocated Investor Finance Charge Collections...................................26

         Section 4.11.        Shared Principal Collections......................................................27

         Section 4.12.        Reserve Account...................................................................27

         Section 4.13.        Investment Instructions...........................................................29

         Section 4.14.        Determination of LIBOR............................................................29

         Section 4.15.        Interest Funding Account..........................................................29

ARTICLE V             Distributions and Reports to Series 2000-4 Certificateholders.............................30

         Section 5.01.        Distributions.....................................................................30

         Section 5.02.        Reports and Statements to Series 2000-4 Certificateholders........................31

ARTICLE VI            Pay-Out Events............................................................................32

         Section 6.01.        Pay-Out Events....................................................................32

ARTICLE VII           Optional Repurchase; Series Termination...................................................33

         Section 7.01.        Optional Repurchase...............................................................33

                                TABLE OF CONTENTS
                                   (continued)


                                                                                                               Page

         Section 7.02.        Series Termination................................................................34

ARTICLE VIII          Final Distributions.......................................................................34

         Section 8.01.        Sale of Receivables or Certificateholders' Interest pursuant to Section
                              2.06 or 10.01 of the Agreement and Section 7.01 or 7.02 of this Supplement........34

         Section 8.02.        Distribution of Proceeds of Sale, Disposition or Liquidation of the
                              Receivables pursuant to Section 9.01 of the Agreement.............................35

ARTICLE IX            Miscellaneous Provisions..................................................................37

         Section 9.01.        Ratification of Agreement.........................................................37

         Section 9.02.        Counterparts......................................................................37

         Section 9.03.        Governing Law.....................................................................37


          SERIES 2000-4 SUPPLEMENT, dated as of June 22, 2000 (this "Supplement"), among AMERICAN EXPRESS CENTURION BANK, a Utah-chartered industrial loan company, and AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION II, a Delaware corporation, as Transferors, AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation, as Servicer, and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York, not in its individual capacity, but solely as Trustee.


          Pursuant to the Pooling and Servicing Agreement, dated as of May 16, 1996 (as amended and supplemented, the "Agreement"), among the Transferors, the Servicer and the Trustee, the Transferors have created the AMERICAN EXPRESS CREDIT ACCOUNT MASTER TRUST (the "Trust"). Section 6.03 of the Agreement provides that the Transferors may from time to time direct the Trustee to authenticate one or more new Series of Investor Certificates representing fractional undivided interests in the Trust. The Principal Terms of any new Series are to be set forth in a Supplement to the Agreement.

          Pursuant to this Supplement, the Transferors and the Trustee shall create a new Series of Investor Certificates and specify the Principal Terms thereof.

                                   ARTICLE I

                   Creation of the Series 2000-4 Certificates

          Section 1.01. Designation.

          (a) There is hereby created a Series of Investor Certificates to be issued pursuant to the Agreement and this Supplement to be known as "American Express Credit Account Master Trust, Series 2000-4." The Series 2000-4 Certificates shall be issued in two Classes, the first of which shall be known as the "Class A Series 2000-4 Floating Rate Asset Backed Certificates" and the second of which shall be known as the "Class B Series 2000-4 Floating Rate Asset Backed Certificates." In addition, there is hereby created a third Class of uncertificated interests in the Trust which shall be known as the "Collateral Interest, Series 2000-4" and which shall be deemed to be "Investor Certificates" for all purposes under the Agreement and this Supplement other than for purposes of the definition of the term "Tax Opinion" in Section 1.01 of the Agreement. The Collateral Interest shall be considered a Class of Series 2000-4 for all purposes of the Agreement and this Supplement, including for purposes of voting concerning the liquidation of the Trust pursuant to Section 9.01 of the Agreement. The Collateral Interest Holder shall be deemed to be the Series Enhancer for all purposes under the Agreement and this Supplement.

          (b) Series 2000-4 shall be included in Group II and shall be a Principal Sharing Series. Series 2000-4 shall be an Excess Allocation Series. Series 2000-4 shall not be subordinated to any other Series. Notwithstanding any provision in the Agreement or in this Supplement to the contrary, the first Distribution Date with respect to Series 2000-4 shall be the July 2000 Distribution Date and the first Monthly Period shall begin on and include the Closing Date, and end on and include July 24, 2000.

          (c) Except as expressly provided herein, the provisions of Article VI and Article XII of the Agreement relating to the registration, authentication, delivery, presentation, cancellation and surrender of Registered Certificates shall not be applicable to the Collateral Interest.

                                   ARTICLE II

                                   Definitions

          Section 2.01. Definitions.

          (a) Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

          "Additional Interest" means, with respect to any Distribution Date, the Class A Additional Interest, the Class B Additional Interest and the Collateral Additional Interest for such Distribution Date.

          "Adjusted Invested Amount" shall mean, with respect to any date of determination, an amount equal to the Invested Amount less the Principal Funding Account Balance on such date of determination.

          "Available Principal Collections" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) (i) an amount equal to the Principal Allocation Percentage of Series 2000-4 Allocable Principal Collections received during such Monthly Period minus (ii) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to
Section 4.08 are required to fund the Required Amount for the related Distribution Date, (b) any Shared Principal Collections with respect to other Series that are allocated to Series 2000-4 in accordance with Section 4.04 of the Agreement and Section 4.11 of this Supplement, and (c) any other amounts which, pursuant to Section 4.05 or 4.07 of this Supplement are to be treated as Available Principal Collections with respect to the related Distribution Date.

          "Available Reserve Account Amount" shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Account on such date (before giving effect to any deposit to be made to the Reserve Account on such date) and (b) the Required Reserve Account Amount.

          "Base Rate" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of the Class A Monthly Interest, the Class B Monthly Interest (calculated as if the Class B Invested Amount equals the outstanding principal balance of the Class B Certificates), the Collateral Monthly Interest and the Monthly Servicing Fee with respect to the related Distribution Date and the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

          "Class A Additional Interest" shall have the meaning specified in subsection 4.02(a).

          "Class A Adjusted Invested Amount" shall mean, with respect to any date of determination, an amount equal to the Class A Invested Amount less the Principal Funding Account Balance (but not in excess of the Class A Invested Amount) on such date.

          "Class A Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) if such Monthly Period relates to a Distribution Date with respect to the Controlled Accumulation Period, the Class A Floating Percentage of Principal Funding Account Investment Proceeds, if any, with respect to such Distribution Date, (b) the Class A Floating Percentage of the Reallocated Investor Finance Charge Collections (c) Interest Funding Account Investment Proceeds, if any, with respect to such Distribution Date, and (d) the amount of funds, if any, to be withdrawn from the

Reserve Account which, pursuant to subsection 4.12(d), are required to be included in Class A Available Funds with respect to such Distribution Date.

          "Class A Certificate Rate" shall mean, for any Interest Accrual Period with respect to the Class A Certificates, a per annum rate equal to LIBOR plus 0.125%.

          "Class A Certificateholder" shall mean the Person in whose name a Class A Certificate is registered in the Certificate Register.

          "Class A Certificates" shall mean any one of the Certificates executed by the Transferors and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-l.

          "Class A Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Invested Amount as of such day; provided, however, that with respect to the first Monthly Period, the Class A Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Invested Amount and the denominator of which is the Initial Invested Amount.

          "Class A Initial Invested Amount" shall mean $1,000,000,000.

          "Class A Interest Shortfall" shall have the meaning specified in subsection 4.02(a).

          "Class A Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Class A Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to such date, minus (c) the excess, if any, of (i) the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over (ii) Class A Investor Charge-Offs reimbursed pursuant to subsection 4.07(b) prior to such date.

          "Class A Investor Charge-Offs" shall have the meaning specified in subsection 4.06(a).

          "Class A Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Class A Floating Percentage for such Monthly Period.

          "Class A Monthly Interest" shall have the meaning specified in subsection 4.02(a).

          "Class A Principal Percentage" shall mean, with respect to any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and
(ii) during the Controlled Accumulation Period, the Early Amortization Period or any Partial Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the close of business on the date on which the Revolving Period shall have terminated and the denominator of which is the Invested Amount as of the close of business on the date on which the Revolving Period shall have terminated; provided, however, that with respect to the first Monthly Period, the Class A Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class A Initial Invested Amount and denominator of which is the Initial Invested Amount.

          "Class A Required Amount" shall have the meaning specified in subsection 4.04(a).

          "Class A Servicing Fee" shall have the meaning specified in Section 3.01.

          "Class B Additional Interest" shall have the meaning specified in subsection 4.02(b).

          "Class B Adjusted Invested Amount" shall mean an amount equal to the Class B Invested Amount less the positive difference, if any, between the Principal Funding Account Balance and the Class A Invested Amount on such date.

          "Class B Available Funds" shall mean, with respect to any Monthly Period, an amount equal to the sum of (a) Class B Floating Percentage of the Reallocated Investor Finance Charge Collections and (b) if such Monthly Period relates to a Distribution Date with respect to the Controlled Accumulation Period, the Class B Floating Percentage of the Principal Funding Account Investment Proceeds, if any, with respect to such Distribution Date.

          "Class B Certificate Rate" shall mean, for any Interest Accrual Period with respect to the Class B Certificates, a per annum rate equal to LIBOR plus 0.350%.

          "Class B Certificateholder" shall mean the Person in whose name a Class B Certificate is registered in the Certificate Register.

          "Class B Certificates" shall mean any one of the Certificates executed by the Transferors and authenticated by or on behalf of the Trustee, substantially in the form of Exhibit A-2.

          "Class B Floating Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Adjusted Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is equal to the Adjusted Invested Amount as of the close of business on such day; provided, however, that with respect to the first Monthly Period, the Class B Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.

          "Class B Initial Invested Amount" shall mean $96,970,000.

          "Class B Interest Shortfall" shall have the meaning specified in subsection 4.02(b).

          "Class B Invested Amount" shall mean, on any date of determination, an amount equal to (a) the Class B Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Class B Certificateholders prior to such date, minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus (d) the amount of Reallocated Principal Collections allocated on all prior Distribution Dates pursuant to subsection 4.08(a) (excluding any Reallocated Principal Collections that have resulted in a reduction in the Collateral Invested Amount pursuant to Section 4.08), minus (e) an amount equal to the amount by which the Class B Invested Amount has been reduced on all prior Distribution Dates pursuant to subsection 4.06(a) and plus
(f) the amount of Excess Spread and Excess Finance Charge Collections allocated and available on all prior Distribution Dates pursuant to subsection 4.07(e) for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses
(c), (d) and (e); provided, however, that the Class B Invested Amount may not be reduced below zero.

          "Class B Investor Charge-Offs" shall have the meaning specified in subsection 4.06(b).

          "Class B Investor Default Amount" shall mean, with respect to each Distribution Date, an amount equal to the product of (i) the Investor Default Amount for the related Monthly Period and (ii) the Class B Floating Percentage for such Monthly Period.

          "Class B Monthly Interest" shall have the meaning specified in subsection 4.02(b).

          "Class B Principal Percentage" shall mean, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and
(ii) during the Controlled Accumulation Period, the Early Amortization Period or any Partial Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the close of business on the date on which the Revolving Period shall have terminated and the denominator of which is the Invested Amount as of the close of business on the date on which the Revolving Period shall have terminated; provided, however, that with respect to the first Monthly Period, the Class B Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Class B Initial Invested Amount and the denominator of which is the Initial Invested Amount.

          "Class B Required Amount" shall have the meaning set forth in subsection 4.04(b).

          "Class B Servicing Fee" shall have the meaning specified in Section 3.01.

          "Closing Date" shall mean June 22, 2000; provided that, for purposes of determining the date on which the first Monthly Period begins, the Closing Date shall be deemed to be the close of business on the last day of the seventh billing cycle applicable to the Accounts ending in May 2000.

          "Collateral Additional Interest" shall have the meaning specified in subsection 4.02(c).

          "Collateral Available Funds" shall mean with respect to any Distribution Date, the Collateral Floating Percentage of Reallocated Investor Finance Charge Collections with respect to the preceding Monthly Period.

          "Collateral Charge-Offs" shall have the meaning specified in subsection 4.06(c).

          "Collateral Default Amount" shall mean, with respect to any Distribution Date, the product of the Investor Default Amount for the related Monthly Period and the Collateral Floating Percentage.

          "Collateral Floating Percentage" shall mean, with respect to any Distribution Date, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period and the denominator of which is the Adjusted Invested Amount as of the close of business on such last day; provided, however, that with respect to the first Monthly Period, the Collateral Floating Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Collateral Initial Invested Amount and the denominator of which is the Initial Invested Amount.

          "Collateral Initial Invested Amount" shall mean $115,152,000.

          "Collateral Interest" shall mean a fractional undivided interest in the Trust which shall consist of the right to receive, to the extent necessary to make the required payments to the Collateral Interest Holder under this Supplement, the portion of Collections allocable thereto under the Agreement and this Supplement and funds on deposit in the Collection Account allocable thereto pursuant to the Agreement and this Supplement.

          "Collateral Interest Holder" shall mean the entity so designated in the Loan Agreement.

          "Collateral Interest Shortfall" shall have the meaning specified in subsection 4.02(c).

          "Collateral Invested Amount" shall mean, when used with respect to any date, an amount equal to (a) the Collateral Initial Invested Amount, minus (b) the aggregate amount of principal payments made to the Collateral Interest Holder prior to such date, minus (c) the aggregate amount of Collateral Charge-Offs for all prior Distribution Dates pursuant to subsection 4.06(c), minus (d) the aggregate amount of Reallocated Principal Collections allocated on all prior Distribution Dates pursuant to Section 4.08 allocable to the Collateral Invested Amount, minus (e) an amount equal to the amount by which the Collateral Invested Amount has been reduced on all prior Distribution Dates pursuant to subsections 4.06(a) and (b), and plus (f) the amount allocated and available on all prior Distribution Dates pursuant to subsection 4.07(i), for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses
(c), (d) and (e); provided, however, that the Collateral Invested Amount may not be reduced below zero.

          "Collateral Monthly Interest" shall have the meaning specified in subsection 4.02(c).

          "Collateral Principal Percentage" shall mean, with respect to any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and (ii) during the Controlled Accumulation Period, the Early Amortization Period or any Partial Amortization Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the close of business on the date on which the Revolving Period shall have terminated and the denominator of which is the Invested Amount as of the close of business on the date on which the Revolving Period shall have terminated; provided, however, that with respect to the first Monthly Period, the Collateral Principal Percentage shall mean the percentage equivalent of a fraction, the numerator of which is the Collateral Initial Invested Amount and the denominator of which is the Initial Invested Amount.

          "Collateral Rate" shall mean the rate specified in the Loan Agreement.

          "Collateral Servicing Fee" shall have the meaning set forth in Section 3.01.

          "Controlled Accumulation Amount" shall mean, for any Distribution Date with respect to the Controlled Accumulation Period, $91,414,166.67; provided, however, that, if the Controlled Accumulation Period Length is determined to be less than 12 months, the Controlled Accumulation Amount for each Distribution Date with respect to the Controlled Accumulation Period will be equal to (i) the product of (x) the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount and (y) the Controlled Accumulation Period Factor for the related Monthly Period divided by (ii) the Required Accumulation Factor Number.

          "Controlled Accumulation Period" shall mean, unless a Pay-Out Event shall have occurred prior thereto, the period commencing at the close of business on the last day of the August 2004 Monthly Period or such later date as is determined in accordance with subsection 4.03(c) and ending on the first to occur of (a) the commencement of the Early Amortization Period, (b) the payment in full of the Invested Amount and (c) the Series 2000-4 Termination Date.

          "Controlled Accumulation Period Factor" shall mean, for each Monthly Period, a fraction, the numerator of which is equal to the sum of the series invested amounts as of the last day of the prior Monthly Period of all outstanding Series, and the denominator of which is equal to the sum (without duplication) of (a) the Series Invested Amount as of the last day of the prior Monthly Period, (b) the series invested amounts as of the last day of the prior Monthly Period of all outstanding Series (other than Series 2000-4) that are not expected to be in their revolving periods, and (c) the series invested amounts as of the last day of the prior Monthly Period of all other outstanding Series that are not Principal Sharing Series and are in their revolving periods.

          "Controlled Accumulation Period Length" has the meaning specified in subsection 4.03(c).

          "Controlled Deposit Amount" shall mean, for any Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

          "Covered Amount" shall mean, for any Distribution Date with respect to the Controlled Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the date the Class B Invested Amount is paid in full, an amount equal to the sum of (x) with respect to the Class A Certificates, the product of (i) the Class A Certificate Rate, (ii) a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date to but excluding the then current Distribution Date and the denominator of which is 360 and, (iii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date that is allocable to the principal of the Class A Certificates and (y) with respect to the Class B Certificates, the product of (i) the Class B Certificate Rate, (ii) a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date to but excluding the then current Distribution Date and the denominator of which is 360 and (iii) the Principal Funding Account Balance, if any, as of the preceding Distribution Date that is allocable to the principal of the Class B Certificates.

          "Deficit Controlled Accumulation Amount" shall mean (a) on the first Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount deposited in the Principal Funding Account on such Distribution Date and (b) on each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount deposited in the Principal Funding Account on such subsequent Distribution Date.

          "Distribution Date" shall mean July 17, 2000, and the 15th day of each calendar month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

          "Early Amortization Period" shall mean the period commencing at the close of business on the Business Day immediately preceding the day on which a Pay-Out Event with respect to Series 2000-4 is deemed to have occurred, and ending on the first to occur of (i) the payment in full of the Invested Amount or (ii) the Series 2000-4 Termination Date.

          "Excess Spread" shall mean, with respect to any Distribution Date, the sum of the amounts, if any, specified pursuant to subsections 4.05(a)(iv), 4.05(b)(iii) and 4.05(c)(ii) with respect to such Distribution Date.

          "Expected Final Payment Date" shall mean the September 2005 Distribution Date.

          "Finance Charge Shortfall" shall have the meaning specified in Section 4.09.

          "Floating Allocation Percentage" shall mean, with respect to any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Adjusted Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the product of (x) the Series 2000-4 Allocation Percentage with respect to such Monthly Period and (y) the sum of (i) the total amount of Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and (ii) the principal amount on deposit in the Special Funding Account as of such last day (or with respect to the first Monthly Period, as of the Closing Date); provided, however, that with respect to any Monthly Period in which an Addition Date for an Aggregate Addition or a Removal Date occurs the amount in (y)(i) above shall be (1) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (2) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period.

          "Group II" shall mean Series 2000-4 and each other Series specified in the related Supplement to be included in Group II.

          "Group II Investor Additional Amounts" shall mean, with respect to any Distribution Date, the sum of (a) Series 2000-4 Additional Amounts for such Distribution Date and (b) for all other Series included in Group II, the sum of
(i) the aggregate net amount by which the Invested Amounts of such Series have been reduced as a result of investor charge-offs, subordination of principal collections and funding the investor default amounts in respect of any Class or Series Enhancement interests of such Series as of such Distribution Date and
(ii) if the applicable Supplements so provide, the aggregate unpaid amount of interest at the applicable certificate rates that has accrued on the amounts described in the preceding clause (i) for such Distribution Date.

          "Group II Investor Default Amount" shall mean, with respect to any Distribution Date, the sum of (a) the Investor Default Amount for such Distribution Date and (b) the aggregate amount of the investor default amounts for all other Series included in Group II for such Distribution Date.

          "Group II Investor Finance Charge Collections" shall mean, with respect to any Distribution Date, the sum of (a) Investor Finance Charge Collections for such Distribution Date and (b) the aggregate amount of the investor finance charge collections for all other Series included in Group II for such Distribution Date.

          "Group II Investor Monthly Fees" shall mean with respect to any Distribution Date, the sum of (a) Series 2000-4 Monthly Fees for such Distribution Date and (b) the aggregate amount of the servicing fees, investor fees, fees payable to any Series Enhancer and any other similar fees, which are payable out of reallocated investor finance charge collections pursuant to the related Supplements, for all other Series included in Group II for such Distribution Date.

          "Group II Investor Monthly Interest" shall mean, with respect to any Distribution Date, the sum of (a) Series 2000-4 Monthly Interest for such Distribution Date and (b) the aggregate amount of monthly interest, including overdue monthly interest and interest on such overdue monthly interest, if such amounts are payable out of reallocated investor finance charge collections pursuant to the related Supplements, for all other Series included in Group II for such Distribution Date.

          "Initial Invested Amount" shall mean $1,212,122,000.

          "Interest Accrual Period" shall mean, with respect to any Interest Payment Date, the period (a) from and including the Interest Payment Date immediately preceding such Interest Payment Date (or, in the case of the first Interest Payment Date, from and including the Closing Date) and (b) to but excluding such Interest Payment Date. "Interest Funding Account" shall have the meaning specified in Section 4.15.

          "Interest Funding Account Investment Proceeds" shall have the meaning specified in Section 4.15.

          "Interest Payment Date" shall mean September 15, 2000, and the 15th day of each December, March, June, and September to occur thereafter, or if such day is not a Business Day, the next succeeding Business Day; provided that, beginning with the first Distribution Date related to the Early Amortization Period, each Distribution Date shall be an Interest Payment Date.

          "Invested Amount" shall mean, as of any date of determination, an amount equal to the sum of (a) the Class A Invested Amount as of such date, (b) the Class B Invested Amount as of such date and (c) the Collateral Invested Amount as of such date.

          "Investor Charge-Offs" shall mean Class A Investor Charge-Offs, Class B Investor Charge-Offs and Collateral Charge-Offs.

          "Investor Default Amount" shall mean, with respect to any Distribution Date, an amount equal to the product of (a) the Series 2000-4 Allocable Defaulted Amount for the related Monthly Period and (b) the Floating Allocation Percentage for such Monthly Period.

          "Investor Finance Charge Collections" shall mean with respect to any Distribution Date, an amount equal to the product of (a) the Floating Allocation Percentage for the related Monthly Period and (b) Series 2000-4 Allocable Finance Charge Collections deposited in the Collection Account for the related Monthly Period.

          "LIBOR" shall mean, for any Interest Accrual Period, a per annum interest rate determined by the Trustee for such Interest Accrual Period in accordance with the provisions of Section 4.14.

          "LIBOR Determination Date" shall mean, for the initial Interest Accrual Period, the second London Business Day prior to the Closing Date and, for every other Interest Accrual Period, the second London Business Day prior to the commencement of such Interest Accrual Period.

          "Loan Agreement" shall mean the agreement among the Transferors, the Trustee, the Servicer and the Collateral Interest Holder, dated as of the date hereof.

          "London Business Day" shall mean any day on which dealings in deposits in United States dollars are transacted in the London interbank market.

          "Monthly Interest" means, with respect to any Distribution Date, the Class A Monthly Interest, the Class B Monthly Interest and the Collateral Monthly Interest for such Distribution Date.

          "Monthly Servicing Fee" shall have the meaning specified in subsection 3.01.

          "Pay-Out Event" shall mean any Pay-Out Event specified in Section
6.01.

          "Principal Allocation Percentage" shall mean, with respect to any day during a Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Series Adjusted Invested Amount for Series 2000-4 as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Initial Invested Amount) and (b) during the Controlled Accumulation Period, the Early Amortization Period or any Partial Amortization Period, the Series Adjusted Invested Amount for Series 2000-4 as of the close of business on the date on which the Revolving Period shall have terminated and the denominator of which is the product of (x) the sum of (i) the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust as of the Closing Date) and (ii) the principal amount on deposit in the Special Funding Account as of such last day (or with respect to the first Monthly Period, the Closing Date) and (y) the Series 2000-4 Allocation Percentage as of the last day of the immediately preceding Monthly Period; provided, however, that with respect to any Monthly Period in which an Addition Date for an Aggregate Addition or a Removal Date occurs the amount in (x)(i) above shall be (1) the aggregate amount of Principal Receivables in the Trust at the end of the day on the last day of the prior Monthly Period for the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (2) the aggregate amount of Principal Receivables in the Trust at the end of the day on the related Addition Date or Removal Date for the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period; and provided further, that if after the commencement of the Controlled Accumulation Period a Pay-Out Event occurs with respect to another Series that was designated in the Supplement therefor as a Series that is a "Paired Series" with respect to Series 2000-4, the Transferors may, by written notice delivered to the Trustee and the Servicer, designate a different numerator for the foregoing fraction, provided that (x) such numerator is not less than the Adjusted Invested Amount as of the last day of the revolving period for such Paired Series, (y) the Transferors shall have received written notice from each Rating Agency that the Rating Agency Condition has been satisfied with respect to such designation and shall have delivered copies of each such written notice to the Servicer and the Trustee and (z) the Transferors shall have delivered to the Trustee an Officer's Certificate to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Transferors, such designation will not cause a Pay-Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay-Out Event, to occur with respect to Series 2000-4.

          "Principal Funding Account" shall have the meaning specified in subsection 4.03(a)(i).

          "Principal Funding Account Balance" shall mean, with respect to any date of determination during the Controlled Accumulation Period, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

          "Principal Funding Account Investment Proceeds" shall have the meaning specified in subsection 4.03(a)(ii).

          "Principal Funding Investment Shortfall" shall mean, with respect to each Distribution Date during the Controlled Accumulation Period, the amount, if any, by which the Principal Funding Account Investment Proceeds are less than the Covered Amount.

          "Reallocated Investor Finance Charge Collections" shall mean that portion of Group II Investor Finance Charge Collections allocated to Series 2000-4 pursuant to Section 4.10.

          "Reallocated Principal Collections" shall mean, with respect to any Monthly Period, the product of (a) the Series 2000-4 Allocable Principal Collections deposited in the Collection Account for such Monthly Period and (b) the sum of the Class B Principal Percentage and the Collateral Principal Percentage.

          "Reassignment Amount" shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (i) the Adjusted Invested Amount on such Distribution Date, plus (ii) Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 2000-4 Certificateholders on a prior Distribution Date, plus (iii) the amount of Additional Interest, if any, for such Distribution Date and any Additional Interest previously due but not distributed to the Series 2000-4 Certificateholders on a prior Distribution Date.

          "Reference Banks" shall mean four major banks in the London interbank market selected by the Servicer.

          "Related Interest Payment Date" shall mean (i) with respect to any Distribution Date that is not also an Interest Payment Date, the first Interest Payment Date to occur after such Distribution Date and (ii) with respect to any Distribution Date that is also an Interest Payment Date, such Distribution Date.

          "Required Accumulation Factor Number" shall be equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the Accounts, expressed as a decimal, for the three months preceding the date of such calculation.

          "Required Amount" shall mean, with respect to any Monthly Period, the sum of the Class A Required Amount and the Class B Required Amount.

          "Required Collateral Invested Amount" shall mean (i) initially $115,152,000 and (ii) on any Distribution Date thereafter, 9.50% of the sum of the Class A Adjusted Invested Amount on such Distribution Date, the Class B Adjusted Invested Amount on such Distribution Date (in each case after taking into account payments to be made on such Distribution Date) and the Collateral Invested Amount on such Distribution Date after taking into account any adjustments made on such Distribution Date, but not less than $36,363,660; provided, however, that (1) if either (a) there is a reduction in the Collateral Invested Amount pursuant to clauses (c), (d) or (e) of the definition thereof during the Controlled Accumulation Period or (b) a Pay-Out Event with respect to the Series 2000-4 Certificates has occurred, the Required Collateral Invested Amount for such Distribution Date thereafter shall equal the Required Collateral Invested Amount for such Distribution Date immediately preceding such reduction or Pay-Out Event, (2) in no event shall the Required Collateral Invested Amount exceed the unpaid principal amount of the Series 2000-4 Certificates as of the last day of the Monthly Period preceding such Distribution Date after taking into account payments to be made on the related Distribution Date and (3) the Required Collateral Invested Amount may be reduced to a lesser amount at any time if the Rating Agency Condition is satisfied.

          "Required Reserve Account Amount" shall mean, with respect to any Distribution Date on or after the Reserve Account Funding Date, an amount equal to (1) 0.50% of the Class A Invested Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) or (2) any other percentage (which may be 0%) of the Class A Invested Amount designated by the Transferors, provided that if such percentage is less than the percentage specified in clause (1) above, the Transferors shall have received the prior written consent of the Collateral Interest Holder and written notice from each Rating Agency that the Rating Agency Condition shall have been satisfied with respect to such designation and shall have delivered copies of each such written notice to the Servicer and the Trustee.

          "Reserve Account" shall have the meaning specified in subsection 4.12(a).

          "Reserve Account Funding Date" shall mean the Distribution Date which occurs not later than the earliest of (a) the Distribution Date with respect to the Monthly Period that commences not later than three months prior to the Distribution Date with respect to the first Monthly Period in the Controlled Accumulation Period, (b) in the event that the average Excess Spread Percentage for any three consecutive Monthly Periods ending in the September 2003 Monthly Period or any Monthly Period thereafter is less than 2%, the Distribution Date with respect to such Monthly Period, (c) in the event that the average Excess Spread Percentage for any three consecutive Monthly Periods ending in the March 2004 Monthly Period or any Monthly Period thereafter is less than 3%, the Distribution Date with respect to such Monthly Period and (d) such earlier Distribution Date as the Transferors may determine by written notice to the Trustee and the Servicer. For this purpose, the "Excess Spread Percentage" for any Monthly Period shall be equal to the Series Adjusted Portfolio Yield for such Monthly Period minus the Base Rate for such Monthly Period.

          "Reserve Account Surplus" shall mean, as of any date of determination, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

          "Reserve Draw Amount" shall have the meaning specified in subsection 4.12(c).

          "Revolving Period" shall mean the period beginning at the close of business on the Series Cut-Off Date and ending on the earlier of (a) the close of business on the day immediately preceding the day the Controlled Accumulation Period commences and (b) the close of business on the day immediately preceding the day the Early Amortization Period commences.

          "Series Adjusted Portfolio Yield" shall mean, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, (A) the numerator of which is equal to (a) Reallocated Investor Finance Charge Collections with respect to such Monthly Period, plus (b) the amount of any Principal Funding Account Investment Proceeds for the related Distribution Date, plus (c) the Interest Funding Account Investment Proceeds for the related Distribution Date, plus (d) provided that each Rating Agency has consented in writing to the inclusion thereof in calculating the Series Adjusted Portfolio Yield, any Excess Finance Charge Collections that are allocated to Series 2000-4 with respect to such Monthly Period, plus (e) the amount of funds, if any, withdrawn from the Reserve Account which pursuant to subsection 4.12(d) are required to be included as Class A Available Funds for the Distribution Date with respect to such Monthly Period minus (f) the Investor Default Amount for the Distribution Date with respect to such Monthly Period, and (B) the denominator of which is the Invested Amount as of the last day of the preceding Monthly Period.

          "Series Cut-Off Date" shall mean the close of business on June 22, 2000.

          "Series 2000-4" shall mean the Series of Certificates the terms of which are specified in this Supplement.

          "Series 2000-4 Additional Amounts" shall mean, with respect to any Distribution Date, the sum of the amounts determined pursuant to subsections 4.07(b), (e) and (i) for such Distribution Date.

          "Series 2000-4 Allocable Defaulted Amount" shall mean the Series Allocable Defaulted Amount with respect to Series 2000-4.

          "Series 2000-4 Allocable Finance Charge Collections" shall mean the Series Allocable Finance Charge Collections with respect to Series 2000-4.

          "Series 2000-4 Allocable Principal Collections" shall mean the Series Allocable Principal Collections with respect to Series 2000-4.

          "Series 2000-4 Allocation Percentage" shall mean the Series Allocation Percentage with respect to Series 2000-4.

          "Series 2000-4 Certificate" shall mean a Class A Certificate or a Class B Certificate or the Collateral Interest.

          "Series 2000-4 Certificateholder" shall mean a Class A
Certificateholder or a Class B Certificateholder or the Collateral Interest Holder.

          "Series 2000-4 Certificateholders' Interest" shall mean the Certificateholders' Interest for Series 2000-4, including the Collateral Interest.

          "Series 2000-4 Monthly Fees" shall mean, with respect to any Distribution Date, the amount determined pursuant to subsections 4.05(a)(ii),
(b)(ii) and (c)(i) and subsection 4.07(g).

          "Series 2000-4 Monthly Interest" shall mean the amounts determined pursuant to subsections 4.02(a), (b) and (c).

          "Series 2000-4 Principal Shortfall" shall have the meaning specified in Section 4.11.

          "Series 2000-4 Termination Date" shall mean the April 2008 Distribution Date.

          "Series Invested Amount" shall mean the Initial Invested Amount.

          "Series Required Transferor Amount" shall mean an amount equal to 7% of the Invested Amount.

          "Servicing Base Amount" shall have the meaning specified in Section 3.01.

          "Servicing Fee Rate" shall mean 2.0% per annum.

          "Special Payment Date" shall mean each Distribution Date with respect to the Early Amortization Period.

          "Telerate Page 3750" shall mean the display page currently so designated on the Dow Jones Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

          "Transferor Percentage" shall mean 100% minus (a) the Floating Allocation Percentage, when used at any time with respect to Finance Charge Receivables and Defaulted Receivables, or (b) the Principal Allocation Percentage, when used at any time with respect to Principal Receivables.

          (b) Notwithstanding anything to the contrary in this Supplement or the Agreement, the term "Rating Agency" shall mean, whenever used in this Supplement or the Agreement with respect to Series 2000-4, Moody's and Standard & Poor's. As used in this Supplement and in the Agreement with respect to Series 2000-4, "highest investment category" shall mean (i) in the case of Standard & Poor's, AAA or A-1+, as applicable and (ii) in the case of Moody's, Aaa or P-1, as applicable.

          (c) Each capitalized term defined herein shall relate to the Series 2000-4 Certificates and no other Series of Certificates issued by the Trust, unless the context otherwise requires. All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

          (d) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Supplement unless otherwise specified; and the term "including" means "including without limitation."

                                  ARTICLE III

                                  Servicing Fee

          Section 3.01. ..Servicing Compensation. The share of the Servicing Fee allocable to the Series 2000-4 Certificateholders with respect to any Distribution Date (the "Monthly Servicing Fee") shall be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) (i) the Adjusted Invested Amount as of the last day of the Monthly Period preceding such Distribution Date, (or, in the case of the first Distribution Date, the product of (x) the actual number of days from and including the Closing Date to and including June 22, 2000, divided by 365, (y) the Servicing Fee Rate and (z) the Initial Invested Amount) minus (ii) the product of the amount, if any, on deposit in the Special Funding Account as of the last day of the Monthly Period preceding such Distribution Date and the Series 2000-4 Allocation Percentage with respect to such Monthly Period (the amount calculated pursuant to this clause (b) is referred to as the "Servicing Base Amount"). The share of the Monthly Servicing Fee allocable to the Class A Certificateholders with respect to any Distribution Date (the "Class A Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class A Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount. The share of the Monthly Servicing Fee allocable to the Class B Certificateholders with respect to any Distribution Date (the "Class B Servicing Fee") shall be equal to one-twelfth of the product of (a) the Class B Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount. The share of the Monthly Servicing Fee allocable to the Collateral Interest with respect to any Distribution Date (the "Collateral Servicing Fee") shall be equal to one-twelfth of the product of the (a) Collateral Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount. The remainder of the Servicing Fee shall be paid by the Holders of the Transferor Certificates or the investor certificateholders of other Series (as provided in the related Supplements) and in no event shall the Trust, the Trustee or the Series 2000-4 Certificateholders be liable for the share of the Servicing Fee to be paid by the Holders of the Transferor Certificates or the investor certificateholders of any other Series. To the extent that the Class A Servicing Fee, the Class B Servicing Fee and the Collateral Servicing Fee are not paid in full pursuant to the preceding provisions of this Section 3.01, and Sections
4.05 and 4.07, they shall be paid by the Holders of the Transferor Certificates.

                                   ARTICLE IV

                 Rights of Series 2000-4 Certificateholders and
                    Allocation and Application of Collections

          Section 4.01 Collections and Allocations.

          (a) Allocations. Collections of Finance Charge Receivables and Principal Receivables and Defaulted Receivables allocated to Series 2000-4 pursuant to Article IV of the

Agreement (and, as described herein, Collections of Finance Charge Receivables reallocated from other Series in Group II) shall be allocated and distributed or reallocated as set forth in this Article.

          (b) Payments to the Transferor. The Servicer shall on each Deposit Date withdraw from the Collection Account and pay to the Holders of the Transferor Certificates the following amounts:

              (i) an amount equal to the Transferor Percentage for the related Monthly Period of Series 2000-4 Allocable Finance Charge Collections to the extent such amount is deposited in the Collection Account; and

              (ii) an amount equal to the Transferor Percentage for the related Monthly Period of Series 2000-4 Allocable Principal Collections deposited in the Collection Account, if the Transferor Amount (determined after giving effect to any Principal Receivables transferred to the Trust on such Deposit Date) exceeds zero.

          The withdrawals to be made from the Collection Account pursuant to this subsection 4.01(b) do not apply to deposits into the Collection Account that do not represent Collections, including payment of the purchase price for the Certificateholders' Interest pursuant to Section 2.06 or 10.01 of the Agreement, payment of the purchase price for the Series 2000-4 Certificateholders' Interest pursuant to Section 7.01 of this Supplement and proceeds from the sale, disposition or liquidation of Receivables pursuant to
Section 9.01 or 12.02 of the Agreement.

          (c) Allocations to the Series 2000-4 Certificateholders. The Servicer shall, prior to the close of business on each Deposit Date, allocate to the Series 2000-4 Certificateholders the following amounts as set forth below:

              (i) Allocations of Finance Charge Collections. The Servicer shall allocate to the Series 2000-4 Certificateholders and retain in the Collection Account for application as provided herein an amount equal to the product of (A) the Floating Allocation Percentage and (B) the Series 2000-4 Allocation Percentage and (C) the aggregate amount of Collections of Finance Charge Receivables deposited in the Collection Account on such Deposit Date.

              (ii) Allocations of Principal Collections. The Servicer shall allocate to the Series 2000-4

                  Certificateholders the following amounts as set forth below:

                    (x) Allocations During the Revolving Period. During the
               Revolving Period (A) an amount equal to the product of (I) the sum of the Class B Principal Percentage and the Collateral Principal Percentage and (II) the Principal Allocation Percentage and (III) the Series 2000-4 Allocation Percentage and (IV) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2000-4 Certificateholders and retained in the Collection Account until applied as provided herein and
               (B) an amount equal to the product of (I) the Class A Principal Percentage and (II) the Principal Allocation Percentage and (III) the Series 2000-4 Allocation Percentage and (IV) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date shall be allocated to the Series 2000-4 Certificateholders and, to the extent needed to make any distribution pursuant to subsection 4.05(d)(i), deposited in the Collection Account, and otherwise first, if any other Principal Sharing Series is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date, and second paid to the Holders of the Transferor Certificates; provided, however, that such amount to be paid to the Holders of the Transferor Certificates on any Deposit Date shall be paid to such Holders only if the Transferor Amount on such Deposit Date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding
               Account.

                    (y) Allocations During the Controlled Accumulation Period.
               During the Controlled Accumulation Period (A) an amount equal to the product of (I) the sum of the Class B Principal Percentage and the Collateral Principal Percentage and (II) the Principal Allocation Percentage and (III) the Series 2000-4 Allocation Percentage and (IV) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2000-4 Certificateholders and retained in the Collection Account until applied as provided herein and (B) an amount equal to the product of (I) the Class A Principal Percentage and (II) the Principal Allocation Percentage and (III) the Series 2000-4 Allocation Percentage and (IV) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date (the product specified in this clause (B) for any such date is hereinafter referred to as a "Percentage Allocation") shall be allocated to the Series 2000-4 Certificateholders and retained in the Collection Account until applied as provided herein; provided, however, that if the sum of such Percentage Allocation and all preceding Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount during the Controlled Accumulation Period for the related Distribution Date, then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date, and second paid to the Holders of the Transferor Certificates only if the Transferor Amount on such Deposit Date is greater than the Required Transferor Amount (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

                    (z) Allocations During the Early Amortization Period. During
               the Early Amortization Period, an amount equal to the product of
               (A) the Principal Allocation Percentage and (B) the Series 2000-4 Allocation Percentage and (C) the aggregate amount of Collections of Principal Receivables deposited in the Collection Account on such Deposit Date, shall be allocated to the Series 2000-4 Certificateholders and retained in the Collection Account until applied as provided herein; provided, however, that after the date on which an amount of such Collections equal to the Adjusted Invested Amount has been deposited into the Collection Account and allocated to the Series 2000-4 Certificateholders, the remainder that has not been so deposited and allocated shall be first, if any other Principal Sharing Series is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections on the related Distribution Date, and second paid to the Holders of the Transferor Certificates only if the Transferor Amount on such date is greater than the Required Transferor Amount

                    (after giving effect to all Principal Receivables transferred to the Trust on such day) and otherwise shall be deposited in the Special Funding Account.

          Section 4.02. Determination of Monthly Interest.

          (a) The amount of monthly interest ("Class A Monthly Interest") distributable from the Collection Account with respect to the Class A Certificates on any Distribution Date shall be an amount equal to the product of
(i) a fraction, the numerator of which is the actual number of days in the period from (and including) the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) to (but excluding) such Distribution Date and the denominator of which is 360, (ii) the Class A Certificate Rate for such Distribution Date and (iii) the outstanding principal balance of the Class A Certificates as of close of business on the immediately preceding Record Date.

          On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class A Interest Shortfall"), of (x) the Class A Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class A Monthly Interest on such Distribution Date. If the Class A Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class A Interest Shortfall is fully deposited to the Interest Funding Account or paid to the Class A Certificateholders, an additional amount ("Class A Additional Interest") equal to the product of (i) a fraction, the numerator of which is the actual number of days in the period from (and including) the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) to (but excluding) such Distribution Date and the denominator of which is 360, (ii) the sum of (x) the Class A Certificate Rate and (y) 2.0% per annum and (iii) such Class A Interest Shortfall (or the portion thereof which has not been paid to the Class A Certificateholders) shall be payable as provided herein with respect to the Class A Certificates. Notwithstanding anything to the contrary herein, Class A Additional Interest shall be payable or distributed to the Class A Certificateholders only to the extent permitted by applicable law.

          (b) The amount of monthly interest ("Class B Monthly Interest") distributable from the Collection Account with respect to the Class B Certificates on any Distribution Date shall be an amount equal to the product of
(i) a fraction, the numerator of which is the actual number of days in the period from (and including) the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) to (but excluding) such Distribution Date and the denominator of which is 360, (ii) the Class B Certificate Rate for such Distribution Date and (iii) the Class B Invested Amount as of the close of business on the immediately preceding Record Date.

          On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the "Class B Interest Shortfall"), of (x) the Class B Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class B Monthly Interest on such Distribution Date. If the Class B Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class B Interest Shortfall is fully deposited to the Interest Funding Account or paid to the Class B Certificateholders, an additional amount ("Class B Additional Interest") equal to the product of (i) a fraction, the numerator of which is the actual number of days in the period from (and including) the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) to (but excluding) such Distribution Date and the denominator of which is 360, (ii) the sum of (x) the Class B Certificate Rate and (y) 2.0% per annum and (iii) such Class B Interest Shortfall (or the portion thereof which has not been paid to the Class B Certificateholders) shall be payable as provided herein with respect to the Class B Certificates. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed to the Class B Certificateholders only to the extent permitted by applicable law.

          (c) The amount of monthly interest ("Collateral Monthly Interest") distributable from the Collection Account with respect to the Collateral Invested Amount on any Distribution Date shall be an amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from (and including) the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) to (but excluding) such Distribution Date and the denominator of which is 360, (B) the Collateral Rate in effect with respect to the period from (and including) the immediately preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date) to (but excluding) such Distribution Date, and (ii) the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period; provided, however, with respect to the first Distribution Date, Collateral Monthly Interest shall be equal to the interest accrued on the Collateral Initial Invested Amount at the Collateral Rate for the period from the Closing Date to but excluding the first Distribution Date.

          On the Determination Date preceding each Distribution Date, the Servicer shall determine an amount (the "Collateral Interest Shortfall") equal to (x) the aggregate Collateral Monthly Interest for such Distribution Date minus (y) the aggregate amount of funds allocated and available to pay such Collateral Monthly Interest on such Distribution Date. If the Collateral Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Collateral Interest Shortfall is fully paid, an additional amount ("Collateral Additional Interest") shall be payable as provided herein with respect to the Collateral Invested Amount equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the period from (and including) the immediately preceding Distribution Date to (but excluding) such Distribution Date and the denominator of which is 360, (B) the Collateral Rate in effect during the period from (and including) the immediately preceding Distribution Date to (but excluding) such Distribution Date, and (ii) such Collateral Interest Shortfall (or the portion thereof which has not been paid to the Collateral Interest Holder). Notwithstanding anything to the contrary herein, Collateral Additional Interest shall be payable or distributed to the Collateral Interest Holder only to the extent permitted by applicable law.

          Section 4.03. Principal Funding Account; Controlled Accumulation
Period.

          (a) (i) The Servicer, for the benefit of the Series 2000-4 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Principal Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-4 Certificateholders. The Principal Funding Account shall initially be established with the Trustee.

          (ii) At the written direction of the Servicer, funds on deposit in the Principal Funding Account shall be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 2000-4 Certificateholders; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses) ("Principal Funding Account Investment Proceeds") on funds on deposit therein shall be applied as set forth in paragraph (iii) below. Funds on deposit in the Principal Funding Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the following Distribution Date. Unless the Servicer directs otherwise, funds deposited in the Principal Funding Account on a Transfer Date that immediately precedes a Distribution Date are not required to be invested overnight. No such Eligible Investment shall be disposed of prior to their respective maturities; provided that the Trustee may sell, liquidate or dispose of any such Eligible Investments before their respective maturities, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investments or if, prior to the maturity of such an Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment.

          (iii) On each Distribution Date with respect to the Controlled Accumulation Period, the Servicer shall direct the Trustee in writing to withdraw from the Principal Funding Account and deposit into the Collection Account all Principal Funding Account Investment Proceeds then on deposit in the Principal Funding Account and such Principal Funding Account Investment Proceeds shall be treated as a portion of Class A Available Funds and Class B Available Funds.

          (iv) Reinvested interest and other investment income on funds deposited in the Principal Funding Account shall not be considered to be principal amounts on deposit therein for purposes of this Supplement.

          (b) (i) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2000-4 Certificateholders. If, at any time, the Principal Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Principal Funding Account meeting the conditions specified in paragraph (a)(i) above as an Eligible Deposit Account and shall transfer any cash or any investments to such new Principal Funding Account.

          (ii) Pursuant to the authority granted to the Servicer in subsection 3.01(b) of the Agreement, the Servicer shall have the power to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Section 5.01 of this Supplement and Section 6.07 of the Agreement, the Paying Agent shall have the power to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Series 2000-4 Certificateholders.

          (c) The Controlled Accumulation Period is scheduled to commence at the close of business on the last day of the August 2004 Monthly Period; provided, however, that if the Controlled Accumulation Period Length (which shall be determined as described below) is less than 12 months, the date on which the Controlled Accumulation Period actually commences will be delayed to the close of business on the last day of the month preceding the month that is the number of months prior to the Expected Final Payment Date at least equal to the Controlled Accumulation Period Length and, as a result, the number of Monthly Periods in the Controlled Accumulation Period will at least equal the Controlled Accumulation Period Length. On the Determination Date immediately preceding the March 2004 Distribution Date, and on each Determination Date thereafter that occurs prior to the Determination Date occurring in the Monthly Period in which the Controlled Accumulation Period commences, the Servicer will determine the "Controlled Accumulation Period Length" which will equal the number of months such that the sum of the Controlled Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation Factor Number; provided, however, that the Controlled Accumulation Period Length shall not be less than one month. Notwithstanding the foregoing, if the Controlled Accumulation Period Length shall have been determined to be less than 12 months and, after the date on which such determination is made, a Pay-Out Event or Reinvestment Event (as those terms are defined in the Supplement for such Series) shall occur with respect to any outstanding Principal Sharing Series other than Series 2000-4, the Controlled Accumulation Period will commence on the earlier of (i) the first day of the Monthly Period immediately succeeding the date that such Pay-Out

Event or Reinvestment Event shall have occurred with respect to such Series and
(ii) the date on which the Controlled Accumulation Period is then scheduled to commence.

          Section 4.04. Required Amount.

          (a) With respect to each Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Class A Required Amount"), if any, by which (x) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest for such Distribution Date and (iv) any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (v) if TRS or an Affiliate of TRS is no longer the Servicer, the Class A Servicing Fee for such Distribution Date, (vi) if TRS or an Affiliate of TRS is no longer the Servicer, any Class A Servicing Fee previously due but not paid to the Servicer, and (vii) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (y) the Class A Available Funds. In the event that the difference between (x) the Class A Required Amount for such Distribution Date and (y) the amount of Excess Spread and Excess Finance Charge Collections applied with respect thereto pursuant to subsection 4.07(a) on such Distribution Date is greater than zero, the Servicer shall give written notice to the Trustee of such excess Class A Required Amount on the date of computation.

          (b) With respect to each Distribution Date, on the related Determination Date, the Servicer shall determine the amount (the "Class B Required Amount"), if any, equal to the sum of (x) the amount, if any, by which
(A) the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders, (iii) Class B Additional Interest, if any, for such Distribution Date, (iv) any Class B Additional Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (v) if TRS or an Affiliate of TRS is no longer the Servicer, the Class B Servicing Fee for such Distribution Date and (vi) if TRS or an Affiliate of TRS is no longer the Servicer, any Class B Servicing Fee previously due but not paid to the Servicer exceeds (B) the Class B Available Funds and (y) the Class B Investor Default Amount for such Distribution Date. In the event that the difference between (x) the Class B Required Amount for such Distribution Date and (y) the amount of Excess Spread and Excess Finance Charge Collections applied with respect thereto pursuant to subsection 4.07(c) on such Distribution Date is greater than zero, the Servicer shall give written notice to the Trustee of such excess Class B Required Amount on the date of computation.

          Section 4.05. Application of Class A Available Funds, Class B Available Funds, Collateral Available Funds and Available Principal Collections. The Servicer shall apply, or shall cause the Trustee to apply by written instruction to the Trustee, on each Distribution Date, Class A Available Funds, Class B Available Funds, Collateral Available Funds and Available Principal Collections on deposit in the Collection Account and the Interest Funding Account with respect to such Distribution Date to make the following distributions:

          (a) On each Distribution Date, an amount equal to the Class A Available Funds with respect to such Distribution Date will be distributed or deposited in the following priority:

               (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not deposited to the Interest Funding Account or distributed to Class A Certificateholders on a prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not deposited to the Interest Funding Account or distributed to Class A Certificateholders on a prior Distribution Date, shall be deposited into the Interest Funding Account and then distributed to the Paying Agent for payment to the Class A Certificateholders on the Related Interest Payment Date;

               (ii) if TRS or an Affiliate of TRS is no longer the Servicer, an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with Section
          4.03 of the Agreement);

               (iii) an amount equal to the Class A Investor Default Amount for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date; and

               (iv) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as set forth in
          Section 4.07.

          (b) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be distributed or deposited in the following priority:

               (i) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not deposited to the Interest Funding Account or distributed to Class B Certificateholders on a prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not deposited to the Interest Funding Account or distributed to Class B Certificateholders on a prior Distribution Date, shall be deposited into the Interest Funding Account and then distributed to the Paying Agent for payment to the Class B Certificateholders on the Related Interest Payment Date;

               (ii) if TRS or an Affiliate of TRS is no longer the Servicer, an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with Section
          4.03 of the Agreement); and

               (iii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as set forth in
          Section 4.07.

               (c) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be distributed or deposited in the following priority:

               (i) if TRS or an Affiliate of TRS is no longer the Servicer, an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer (unless such amount has been netted against deposits to the Collection Account in accordance with
          Section 4.03 of the Agreement); and

               (ii) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed or deposited as set forth in
          Section 4.07.

         (d) On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be distributed in the following order of priority:

             (i) an amount equal to the excess, if any, of the Collateral Invested Amount over the Required Collateral Invested Amount shall be paid to the Collateral Interest Holder for application in accordance with the Loan Agreement; and

             (ii) the balance of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with
         Section 4.04 of the Agreement.

         (e) On each Distribution Date with respect to the Controlled Accumulation Period, an amount equal to the Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be distributed in the following order of priority:

             (i) an amount equal to the lesser of (x) the Controlled Deposit Amount and (y) the sum of the Class A Adjusted Invested Amount and the Class B Adjusted Invested Amount shall be deposited in the Principal Funding Account;

             (ii) for each Distribution Date prior to the Distribution Date on which the Class B Invested Amount is paid in full, after giving effect to paragraph (i) above, an amount equal to the balance, if any, of such Available Principal Collections shall be paid to the Collateral Interest Holder for application in accordance with the Loan Agreement to the extent the Collateral Invested Amount exceeds the Required Collateral Invested Amount;

             (iii) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount shall have been paid in full, an amount up to the Collateral Invested Amount shall be paid to the Collateral Interest Holder for application in accordance with the Loan Agreement; and

             (iv) the balance of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with
         Section 4.04 of the Agreement.

         (f) On each Distribution Date with respect to the Early Amortization Period, an amount equal to Available Principal Collections deposited in the Collection Account for the related Monthly Period shall be distributed or deposited in the following order of priority:

             (i) an amount up to the Class A Adjusted Invested Amount on such Distribution Date shall be deposited in the Principal Funding Account for distribution to the Class A Certificateholders;

             (ii) for each Distribution Date beginning on the Distribution Date on which the Class A Invested Amount is paid in full, an amount up to the Class B Adjusted Invested Amount on such Distribution Date shall be deposited in the Principal Funding Account for distribution to the Class B Certificateholders;

             (iii) for each Distribution Date beginning on the Distribution Date on which the Class B Invested Amount is paid in full, an amount up to the Collateral

         Invested Amount on such Distribution Date shall be paid to the Collateral Interest Holder for application in accordance with the Loan Agreement; and

             (iv) for each Distribution Date, after giving effect to paragraphs
         (i), (ii) and (iii) above, an amount equal to the balance, if any, of such Available Principal Collections will be treated as Shared Principal Collections and applied in accordance with Section 4.04 of the Agreement.

Section 4.06.     Defaulted Amounts; Investor Charge-Offs.

         (a) On each Determination Date, the Servicer shall calculate the Class A Investor Default Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Class A Required Amount for the related Monthly Period exceeds the sum of (x) the amount of Reallocated Principal Collections allocated to Series 2000-4 with respect to such Monthly Period and (y) the amount of Excess Spread and the Excess Finance Charge Collections allocable to Series 2000-4 with respect to such Monthly Period, the Collateral Invested Amount, if any, will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero and the Class B Invested Amount shall be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount shall be reduced to zero, and the Class A Invested Amount shall be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the aggregate amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount for such Distribution Date (a "Class A Investor Charge-Off"). Class A Investor Charge-Offs shall thereafter be reimbursed and the Class A Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class A Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charge Collections allocated and available for that purpose pursuant to subsection 4.07(b). References to "negative numbers" above shall be determined without regard to the requirement that the Invested Amount of a Class not be reduced below zero.

         (b) On each Determination Date, the Servicer shall calculate the Class B Investor Default Amount, if any, for the related Distribution Date. If, on any Distribution Date, the Class B Required Amount for such Distribution Date exceeds the sum of (x) the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2000-4 with respect to the related Monthly Period which are allocated and available to pay such amount pursuant to subsection 4.07(c) and (y) the Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount with respect to such Distribution Date, then the Collateral Invested Amount shall be reduced by the amount of such excess. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount shall be reduced to zero, and the Class B Invested Amount shall be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date (a "Class B Investor Charge-Off"). Class B Investor Charge-Offs shall thereafter be reimbursed and the Class B Invested Amount increased (but not by an amount in excess of the aggregate unreimbursed Class B Investor Charge-Offs) on any Distribution Date by the amount of Excess Spread and Excess Finance Charge Collections allocated and available for that purpose pursuant to subsection 4.07(e). References to "negative numbers" above shall be determined without regard to the requirement that the Invested Amount of a Class not be reduced below zero.

         (c) On each Determination Date, the Servicer shall calculate the Collateral Default Amount. If on any Distribution Date the Collateral Default Amount for the previous Monthly Period exceeds the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2000-4 with respect to the related Monthly Period which are allocated and available to pay such amount pursuant to subsection 4.07(h), the Collateral Invested Amount will be reduced by the amount of such excess but not by more than the lesser of the Collateral Default Amount and the Collateral Invested Amount for such Distribution Date (a "Collateral Charge-Off"). The Collateral Invested Amount will be reimbursed after any reduction pursuant to this Section 4.06 on any Distribution Date by the amount of Excess Spread and Excess Finance Charge Collections allocated and available on such Distribution date for that purpose as described under subsection 4.07(i).

         Section 4.07. Excess Spread; Excess Finance Charge Collections. The Servicer shall apply, or shall cause the Trustee to apply by written instruction to the Trustee, on each Distribution Date, Excess Spread and Excess Finance Charge Collections allocated to Series 2000-4 with respect to the related Monthly Period, to make the following distributions or deposits in the following order of priority:

         (a) an amount equal to the Class A Required Amount, if any, with respect to such Distribution Date shall be distributed by the Trustee to fund the Class A Required Amount in accordance with, and in the priority set forth in, subsections 4.05(a)(i), (ii) and (iii);

         (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed shall be treated as a portion of Available Principal Collections for such Distribution Date;

         (c) an amount equal to interest on the aggregate outstanding principal balance of the Class B Certificates not otherwise deposited to the Interest Funding Account or distributed to the Class B Certificateholders pursuant to
Section 4.05(b)(i), at a rate per annum equal to the Class B Certificate Rate, shall be deposited to the Interest Funding Account for payment to the Class B Certificateholders on the Related Interest Payment Date, except that interest previously due but not paid will accrue interest at a rate per annum equal to the Class B Certificate Rate plus 2% per annum;

         (d) an amount equal to the Class B Required Amount, if any, with respect to such Distribution Date will be (i) used to fund the Class B Required Amount and be applied in accordance with subsection 4.05(b)(ii), and then (ii) an amount up to the Class B Investor Default Amount will be treated and applied as Available Principal Collections for such Distribution Date;

         (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (c), (d) and (e) of the definition of "Class B Invested Amount" in Section 2.01 of this Supplement (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;

         (f) an amount equal to Collateral Monthly Interest for such Distribution Date, plus the amount of any Collateral Monthly Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date, plus the amount of any Collateral Additional Interest for such Distribution Date and any Collateral Additional Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date, shall be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement;

         (g) an amount equal to the Monthly Servicing Fee for such Distribution Date that has not been paid to the Servicer and any Monthly Servicing Fee due but not paid to the Servicer on a prior Distribution Date shall be paid to the Servicer;

         (h) an amount equal to the Collateral Default Amount, if any, for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date;

         (i) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (c), (d) and (e) of the definition of "Collateral Invested Amount" (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) shall be treated as a portion of Available Principal Collections for such Distribution Date;

         (j) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates pursuant to subsection 4.12(f), an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited into the Reserve Account;

         (k) an amount equal to the aggregate of any other amounts then required to be applied pursuant to the Loan Agreement (to the extent such amounts are required to be applied pursuant to the Loan Agreement out of Excess Spread and Excess Finance Charge Collections) shall be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement; and

         (l) balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation to other Series or to the Holders of the Transferor Certificates as described in
Section 4.05 of the Agreement.

         Section 4.08. Reallocated Principal Collections. On each Distribution Date, the Servicer shall apply, or shall cause the Trustee to apply, Reallocated Principal Collections with respect to such Distribution Date, to make the following distributions or deposits in the following order of priority:

         (a) an amount equal to the excess, if any, of (i) the Class A Required Amount, if any, with respect to such Distribution Date over (ii) the amount of Excess Spread and Excess Finance Charge Collections allocated to Series 2000-4 with respect to the related Monthly Period shall be distributed by the Trustee to fund any deficiency pursuant to and in the priority set forth in subsections 4.05(a)(i), (ii) and (iii); and

         (b) an amount equal to the excess, if any, of (i) the Class B Required Amount, if any, with respect to such Distribution Date over (ii) the amount of Excess Spread and Excess Finance Charge Collections allocated and available to the Class B Certificates pursuant to subsections 4.07(c) and (d) on such Distribution Date shall be applied first to fund any deficiency pursuant to subsections 4.05(b)(i) and (ii) and then to fund any deficiency pursuant to and in the priority set forth in subsections 4.07(c) and (d).

         On each Distribution Date, the Collateral Invested Amount shall be reduced by the amount of Reallocated Principal Collections for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount (after giving effect to any Collateral Charge-Offs for such Distribution
Date) to be a negative number, the Collateral Invested Amount (after giving effect to any Collateral Charge-Offs for such Distribution Date) shall be reduced to zero and the Class B Invested Amount shall be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero. In the event that the reallocation of Reallocated Principal Collections would cause the Class B Invested Amount (after giving effect to any Class B Investor Charge-Offs for such Distribution Date) to be a negative number on any Distribution Date, Reallocated Principal Collections shall be reallocated on such Distribution Date in an aggregate amount not to exceed the amount which would cause the Class B Invested Amount (after giving to any Class B Investor Charge-Offs for such Distribution Date) to be reduced to zero. References to "negative numbers" above shall be determined without regard to the requirement that the Invested Amount of a Class not be reduced below zero.

Section 4.09. Excess Finance Charge Collections. Series 2000-4 shall be an Excess Allocation Series. Subject to Section 4.05 of the Agreement, Excess Finance Charge Collections with respect to the Excess Allocation Series for any Distribution Date will be allocated to Series 2000-4 in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2000-4 for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series for such Distribution Date. The "Finance Charge Shortfall" for Series 2000-4 for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be deposited or otherwise distributed, without duplication, pursuant to subsections 4.05(a), 4.05(b) and 4.05(c) and subsections 4.07(a) through (k) on such Distribution Date over (b) the sum of (i) the Reallocated Investor Finance Charge Collections, (ii) if such Monthly Period relates to a Distribution Date with respect to the Controlled Accumulation Period or Early Amortization Period, the amount of Principal Funding Account Investment Proceeds, if any, with respect to such Distribution Date and (iii) the amount of funds, if any, to be withdrawn from the Reserve Account which, pursuant to subsection 4.12(d), are required to be included in Class A Available Funds with respect to such Distribution Date.

         Section 4.10. Reallocated Investor Finance Charge Collections.

         (a) That portion of Group II Investor Finance Charge Collections for any Distribution Date equal to the amount of Reallocated Investor Finance Charge Collections for such Distribution Date will be allocated to Series 2000-4 and will be distributed as set forth in this Supplement.

         (b) Reallocated Investor Finance Charge Collections with respect to any Distribution Date shall equal the sum of (i) the aggregate amount of Series 2000-4 Monthly Interest, Investor Default Amount, Series 2000-4 Monthly Fees and Series 2000-4 Additional Amounts for such Distribution Date and (ii) that portion of excess Group II Investor Finance Charge Collections to be included in Reallocated Investor Finance Charge Collections pursuant to subsection (c) hereof; provided, however, that if the amount of Group II Investor Finance Charge Collections for such Distribution Date is less than the sum of (w) Group II Investor Monthly Interest, (x) Group II Investor Default Amount, (y) Group II Investor Monthly Fees and (z) Group II Investor Additional Amounts, then Reallocated Investor Finance Charge Collections shall equal the sum of the following amounts for such Distribution Date:

             (A) the product of (I) Group II Investor Finance Charge Collections (up to the amount of Group II Investor Monthly Interest) and (II) a fraction, the numerator of which is Series 2000-4 Monthly Interest and the denominator of which is Group II Investor Monthly Interest;

             (B) the product of (I) Group II Investor Finance Charge Collections less the amount of Group II Investor Monthly Interest (up to the Group II Investor Default Amount) and (II) a fraction, the numerator of which is the Investor Default Amount and the denominator of which is the Group II Investor Default Amount;

             (C) the product of (I) Group II Investor Finance Charge Collections less the amount of Group II Investor Monthly Interest and the Group II Investor Default Amount (up to Group II Investor Monthly Fees) and (II) a fraction, the numerator of which is Series 2000-4 Monthly Fees and the denominator of which is Group II Investor Monthly Fees; and

             (D) the product of (I) Group II Investor Finance Charge Collections less the sum of (i) Group II Investor Monthly Interest, (ii) the Group II Investor Default Amount and (iii) Group II Investor Monthly Fees and
         (II) a fraction, the numerator of which is Series 2000-4 Additional Amounts and the denominator of which is Group II Investor Additional Amounts.

         (c) If the amount of Group II Investor Finance Charge Collections for such Distribution Date exceeds the sum of (i) Group II Investor Monthly Interest, (ii) Group II Investor Default Amount, (iii) Group II Investor Monthly Fees and (iv) Group II Investor Additional Amounts, then Reallocated Investor Finance Charge Collections for such Distribution Date shall include an amount equal to the product of (x) the amount of such excess and (y) a fraction, the numerator of which is the Invested Amount as of the last day of the second preceding Monthly Period (or, for Series 2000-4 only, with respect to the first Distribution Date, as of the Closing Date) and the denominator of which is the sum of such Invested Amount and the aggregate invested amounts for all other Series included in Group II as of such last day (or, for Series 2000-4 only, with respect to the first Distribution Date, as of the Closing Date).

         Section 4.11. Shared Principal Collections. Subject to Section 4.04 of the Agreement, Shared Principal Collections for any Distribution Date will be allocated to Series 2000-4 in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series for such Distribution Date and (y) a fraction, the numerator of which is the Series 2000-4 Principal Shortfall for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series for such Distribution Date. The "Series 2000-4 Principal Shortfall" will be equal to (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Deposit Amount with respect to such Distribution Date over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections), and (c) for any Distribution Date with respect to the Early Amortization Period, the excess, if any, of the Invested Amount over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

         Section 4.12. Reserve Account.

         (a) The Servicer shall establish and maintain, in the name of the Trustee, on behalf of the Trust, for the benefit of the Class A Certificateholders and the Collateral Interest Holder, an Eligible Deposit Account (the "Reserve Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class A Certificateholders and the Collateral Interest Holder. The Reserve Account shall initially be established with the Trustee. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Trustee for the benefit of the Class A Certificateholders and the Collateral Interest Holder. If at any time the Reserve Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency shall consent) establish a new Reserve Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash or any investments to such new Reserve Account. The Trustee, at the direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time, for the purposes set forth in this Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to the termination of the Reserve Account make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.07(j).

         (b) Funds on deposit in the Reserve Account shall be invested at the written direction of the Servicer by the Trustee in Eligible Investments. Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Trustee shall maintain for the benefit of the Class A Certificateholders and the Collateral Interest Holder possession of the negotiable instruments or securities, if any, evidencing such Eligible Investments. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as collections of Finance Charge Receivables allocable to Series 2000-4. For purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

         (c) On the Determination Date preceding each Distribution Date with respect to the Controlled Accumulation Period and the first Special Payment Date, the Servicer shall calculate the "Reserve Draw Amount" which shall be equal to the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Account Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under subsection 4.07(j) with respect to such Distribution Date or Special Payment Date.

         (d) In the event that for any Distribution Date the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on the related Transfer Date by the Trustee (acting in accordance with the instructions of the Servicer), deposited into the Collection Account and included in Class A Available Funds for such Distribution Date.

         (e) In the event that the Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Distribution Date, is greater than zero, the Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account, and pay to the Collateral Interest Holder for application in accordance with the Loan Agreement, an amount equal to such Reserve Account Surplus.

         (f) Upon the earliest to occur of (i) the day on which the Invested Amount is paid in full to the Series 2000-4 Certificateholders, (ii) if the Controlled Accumulation Period has not commenced, the occurrence of a Pay-Out Event with respect to Series 2000-4, (iii) if the Controlled Accumulation Period has commenced, the earlier of the first Special Payment Date and the Expected Final Payment Date and (iv) the termination of the Trust pursuant to the Agreement, the Trustee, acting in accordance with the instructions of the Servicer, after the prior payment of all amounts owing to the Class A Certificateholders which are payable from the Reserve Account as provided herein, shall withdraw from the Reserve Account and pay to the Collateral Interest Holder for application in accordance with the Loan Agreement all amounts, if any, on deposit in the Reserve Account and the Reserve Account shall be deemed to have terminated for purposes of this Supplement.

         Section 4.13. Investment Instructions. Any investment instructions required to be given to the Trustee pursuant to the terms hereof must be given to the Trustee no later than 10:30 a.m. (New York City time) on the date such investment is to be made. In the event the Trustee receives such investment instruction later than such time, the Trustee may, but shall have no obligation to, make such investment. In the event the Trustee is unable to make an investment required in an investment instruction received by the Trustee after 10:30 a.m. (New York City time) on such day, such investment shall be made by the Trustee on the next succeeding Business Day. In no event shall the Trustee be liable for any investment not made pursuant to investment instructions received after 10:30 a.m. (New York City time) on the day such investment is requested to be made.

         Section 4.14. Determination of LIBOR.

         (a) On each LIBOR Determination Date, the Trustee will determine LIBOR for the related Interest Accrual Period, which shall be the rate for deposits in United States dollars for a period equal to three months (commencing on the first day of such Interest Accrual Period) that appears on Telerate page 3750 as of 11:00 a.m., London time, on such date. Upon such determination, the Trustee shall notify the Servicer of LIBOR for such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to three months (commencing on the first day of such Interest Accrual Period). The Servicer will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to three months (commencing on the first day of such Interest Accrual Period). If the banks selected by the Servicer are not quoting rates as provided in the immediately preceding sentence, LIBOR for such Interest Accrual Period will be LIBOR in effect for the immediately preceding Interest Accrual Period.

         (b) The Servicer shall determine, and promptly notify the Trustee of, the Class A Certificate Rate and the Class B Certificate Rate for the applicable Interest Accrual Period. The Class A Certificate Rate and Class B Certificate Rate applicable to the then current and the immediately preceding Interest Accrual Periods may be obtained by any Investor Certificateholder by telephoning the Trustee at its Corporate Trust Office at (212) 815-5738.

         (c) On each LIBOR Determination Date prior to 3:00 p.m., New York City time, the Trustee shall send to the Servicer by facsimile, notification of LIBOR for the following Interest Accrual Period.

         Section 4.15. Interest Funding Account.

         (a) (i) The Servicer, for the benefit of the Series 2000-4 Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account (the "Interest Funding Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2000-4 Certificateholders. The Interest Funding Account shall initially be established with the Trustee.

             (ii) At the written direction of the Servicer, funds on deposit in the Interest Funding Account shall be invested by the Trustee in Eligible Investments selected by the

Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Series 2000-4 Certificateholders; provided that on each Distribution Date all interest and other investment income (net of losses and investment expenses) ("Interest Funding Account Investment Proceeds") on funds on deposit therein shall be applied as set forth in paragraph (iii) below. Funds on deposit in the Interest Funding Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Transfer Date preceding the next Interest Payment Date. Unless the Servicer directs otherwise, funds deposited in the Interest Funding Account on a Transfer Date that immediately precedes an Interest Payment Date are not required to be invested overnight. No such Eligible Investment shall be disposed of prior to their respective maturities; provided that the Trustee may sell, liquidate or dispose of such Eligible Investments before their respective maturities, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investments or if, prior to the maturity of such an Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment.

             (iii) On each Distribution Date, the Servicer shall direct the Trustee in writing to withdraw from the Interest Funding Account and deposit into the Collection Account all Interest Funding Account Investment Proceeds then on deposit in the Interest Funding Account and such Interest Funding Account Investment Proceeds shall be treated as a portion of Class A Available Funds and Class B Available Funds.

         (b) (i) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Interest Funding Account and in all proceeds thereof. The Interest Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2000-4 Certificateholders. If, at any time, the Interest Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Interest Funding Account meeting the conditions specified in paragraph (a)(i) above as an Eligible Deposit Account and shall transfer any cash or any investments to such new Interest Funding Account.

             (ii) Pursuant to the authority granted to the Servicer in subsection 3.01(b) of the Agreement, the Servicer shall have the power to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Interest Funding Account for the purposes of carrying out the Servicer's or Trustee's duties hereunder. Pursuant to the authority granted to the Paying Agent in Section 5.01 of this Supplement and Section 6.07 of the Agreement, the Paying Agent shall have the power to withdraw funds from the Interest Funding Account for the purpose of making distributions to the Series 2000-4 Certificateholders in accordance with Section 4.05(a)(i) and (b)(i).

                                   ARTICLE V

                          Distributions and Reports to
                        Series 2000-4 Certificateholders

         Section 5.01. Distributions.

         (a) On each Distribution Date, the Paying Agent shall distribute to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class A Certificateholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class A Certificates pursuant to this Supplement.

         (b) On each Special Payment Date and on the Expected Final Payment Date, the Paying Agent shall distribute (in accordance with the Certificate delivered by the Servicer pursuant to Section 3.04(b) of the Agreement) to each Class A Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class A Certificateholder's pro rata share of the amounts on deposit in the Principal Funding Account or otherwise held by the Paying Agent that are allocated and available on such date to pay principal of the Class A Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class A Invested Amount on such date (unless there has been an optional repurchase of the Series 2000-4 Certificateholders' Interest pursuant to Section 10.01 of the Agreement, in which event the foregoing limitation will not apply).

         (c) On each Distribution Date, the Paying Agent shall distribute (in accordance with the Certificate delivered by the Servicer pursuant to Section 3.04(b) of the Agreement) to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class B Certificateholder's pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date to pay interest on the Class B Certificates pursuant to this Supplement.

         (d) On each Special Payment Date, and on the Expected Final Payment Date, the Paying Agent shall distribute (in accordance with the Certificate delivered by the Servicer pursuant to Section 3.04(b) of the Agreement) to each Class B Certificateholder of record on the related Record Date (other than as provided in Section 12.02 of the Agreement) such Class B Certificateholder's pro rata share of the amounts on deposit in the Principal Funding Account or otherwise held by the Paying Agent that are allocated and available on such date to pay principal of the Class B Certificates pursuant to this Supplement up to a maximum amount on any such date equal to the Class B Invested Amount on such date (unless there has been an optional repurchase of the Series 2000-4 Certificateholders' Interest pursuant to Section 10.01 of the Agreement, in which event the foregoing limitation will not apply).

         (e) The distributions to be made pursuant to this Section 5.01 are subject to the provisions of Sections 2.06, 9.02, 10.01 and 12.02 of the Agreement and Sections 8.01 and 8.02 of this Supplement.

         (f) Except as provided in Section 12.02 of the Agreement with respect to a final distribution, distributions to Series 2000-4 Certificateholders hereunder shall be made by check mailed to each Series 2000-4 Certificateholder at such Series 2000-4 Certificateholder's address appearing in the Certificate Register without presentation or surrender of any Series 2000-4 Certificate or the making of any notation thereon; provided, however, that with respect to Series 2000-4 Certificates registered in the name of a Clearing Agency, such distributions shall be made to such Clearing Agency in immediately available funds.

         Section 5.02. Reports and Statements to Series 2000-4
Certificateholders.

         (a) On each Distribution Date, the Paying Agent, on behalf of the Trustee, shall forward to each Series 2000-4 Certificateholder a statement substantially in the form of Exhibit C to this Supplement prepared by the Servicer and delivered to the Paying Agent.

         (b) Not later than each Determination Date, the Servicer shall deliver to the Trustee, the Paying Agent, each Rating Agency and the Collateral Interest Holder (i) a statement substantially in the form of Exhibit C to this Supplement prepared by the Servicer and (ii) a certificate of a Servicing Officer substantially in the form of Exhibit D.

         (c) A copy of each statement or certificate provided pursuant to paragraph (a) or (b) may be obtained by any Series 2000-4 Certificateholder or any Certificate Owner thereof by a request in writing to the Servicer.

(d) On or before January 31 of each calendar year, beginning with calendar year 2001, the Paying Agent, on behalf of the Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2000-4 Certificateholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2000-4 Certificateholders, as set forth in paragraph (a) above aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2000-4 Certificateholder, together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

                                   ARTICLE VI

                                 Pay-Out Events

         Section 6.01. Pay-Out Events. If any one of the following events shall occur with respect to the Series 2000-4 Certificates:

         (a) the occurrence of an Insolvency Event relating to any Transferor or other holder of the Original Transferor Certificate;

         (b) the Trust becomes an investment company within the meaning of the Investment Company Act;

         (c) failure on the part of any Transferor (i) to make any payment or deposit required by the terms of the Agreement or this Supplement on or before the date occurring five Business Days after the date such payment or deposit is required to be made therein or herein or (ii) duly to observe or perform any other covenants or agreements of the Transferors set forth in the Agreement or this Supplement, which failure has a material adverse effect on the Series 2000-4 Certificateholders and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Transferor by the Trustee, or to the Transferors and the Trustee by any Holder of the Series 2000-4 Certificates;

         (d) any representation or warranty made by any Transferor in the Agreement or this Supplement, or any information contained in a computer file or microfiche list required to be delivered by any Transferor pursuant to Section
2.01 or subsection 2.08(f) of the Agreement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Transferor by the Trustee, or to such Transferor and the Trustee by any Holder of the Series 2000-4 Certificates and as a result of which the interests of the Series 2000-4 Certificateholders are materially and adversely affected for such period; provided, however, that a Pay-Out Event pursuant to this subsection 6.01(d) shall not be deemed to have occurred hereunder if a Transferor has accepted reassignment of the related Receivable, or all of such Receivables, if applicable, during such period (or such longer period not to exceed an additional 60 days as the Trustee may specify) in accordance with the provisions of the Agreement;

         (e) a failure by a Transferor to convey Receivables in Additional Accounts or Participation Interests to the Trust within five Business Days after the day on which it is required to convey such Receivables or Participation Interests pursuant to subsection 2.09(a) of the Agreement;

         (f) any Servicer Default which would have an Adverse Effect shall occur;

         (g) the average Series Adjusted Portfolio Yield for any three consecutive Monthly Periods is reduced to a rate which is less than the average of the Base Rates for such period;

         (h) the Class A Invested Amount and the Class B Invested Amount shall not be paid in full on the Expected Final Payment Date; or

(i)      a Transfer Restriction Event shall occur;

then, in the case of any event described in subparagraph (c), (d) or (f), after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee or the Holders of Series 2000-4 Certificates evidencing more than 50% of the aggregate unpaid principal amount of Series 2000-4 Certificates by notice then given in writing to the Transferors and the Servicer (and to the Trustee if given by the Series 2000-4 Certificateholders) may declare that a Pay-Out Event has occurred with respect to Series 2000-4 as of the date of such notice, and, in the case of any event described in subparagraph (a), (b), (e), (g), (h) or
(i), a Pay-Out Event shall occur with respect to Series 2000-4 without any notice or other action on the part of the Trustee or the Series 2000-4 Certificateholders immediately upon the occurrence of such event.

                                  ARTICLE VII

                     Optional Repurchase; Series Termination

         Section 7.01. Optional Repurchase.

         (a) On any day occurring on or after the date on which the Invested Amount is reduced to 5% or less of the Initial Invested Amount, the Transferors shall have the option to purchase the Series 2000-4 Certificateholders' Interest, at a purchase price equal to (i) if such day is a Distribution Date, the Reassignment Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Reassignment Amount for the Distribution Date following such day. If, on the date on which the Transferors exercise such option, the long-term unsecured debt obligations of either Transferor purchasing the Series 2000-4 Certificateholders' Interest is not rated at least in the third highest rating category by the Rating Agency, such Transferor shall deliver to the Trustee, with a copy to the Rating Agency, an Officer's Certificate which shall have attached to it the relevant fraudulent conveyance statute, if any, and set forth the factual basis for a conclusion that the exercise of such optional repurchase would not constitute a fraudulent conveyance of such Transferor.

         (b) The Transferors shall give the Servicer and the Trustee at least 30 days prior written notice of the date on which the Transferors intend to exercise such purchase option. Not later than 12:00 noon, New York City time, on such day the Transferors shall deposit the Reassignment Amount into the Collection Account in immediately available funds. Such purchase option is subject to payment in full of the Reassignment Amount. Following the deposit of the Reassignment Amount into the Collection Amount in accordance with the foregoing, the Invested Amount for Series 2000-4 shall be reduced to zero and the Series 2000-4 Certificateholders shall have no further interest in the Receivables. The Reassignment Amount shall be distributed as set forth in subsection 8.01(b).

         Section 7.02. Series Termination.

         (a) If, on the February 2008 Distribution Date, the Invested Amount (after giving effect to all changes therein on such date) would be greater than zero, the Servicer, on behalf of the Trustee, shall, within the 40-day period which begins on such Distribution Date, solicit bids for the sale of Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to the Invested Amount at the close of business on the last day of the Monthly Period preceding the Series 2000-4 Termination Date (after giving effect to all distributions required to be made on the Series 2000-4 Termination Date, except pursuant to this Section 7.02). Such bids shall require that such sale shall (subject to subsection 7.02(b)) occur on the Series 2000-4 Termination Date. The Transferors and the Collateral Interest Holder shall be entitled to participate in, and to receive from the Trustee a copy of each other bid submitted in connection with, such bidding process. Each Transferor and its Affiliates shall be permitted to bid for the Receivables and, in addition, shall have the right to match any bid and to purchase the Receivables at such matched price if such matched price shall be the highest bid price received by the Trustee.

         (b) The Servicer, on behalf of the Trustee, shall sell such Receivables (or interests therein) on the Series 2000-4 Termination Date to the bidder who made the highest cash purchase offer. The proceeds of any such sale shall be treated as Collections on the Receivables allocated to the Series 2000-4 Certificateholders pursuant to the Agreement and this Supplement; provided, however, that the Servicer shall determine conclusively the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. During the period from the February 2008 Distribution Date to the Series 2000-4 Termination Date, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such Collections in accordance with the provisions of the Agreement and the Supplements.

                                  ARTICLE VIII

                               Final Distributions

         Section 8.01. Sale of Receivables or Certificateholders' Interest pursuant to Section 2.06 or 10.01 of the Agreement and Section 7.01 or 7.02 of this Supplement.

         (a) (i) The amount to be paid by the Transferors with respect to Series 2000-4 in connection with a reassignment of Receivables to the Transferors pursuant to Section 2.06 of the Agreement shall equal the Reassignment Amount for the first Distribution Date following the Monthly Period in which the reassignment obligation arises under the Agreement.

             (ii) The amount to be paid by the Transferors with respect to Series 2000-4 in connection with a repurchase of the Certificateholders' Interest pursuant to Section 10.01 of the Agreement shall equal the sum of (x) the Reassignment Amount for the Distribution Date of such repurchase and (y) the sum of (A) the excess, if any, of
         (I) a price equivalent to the average of bids quoted on the Record Date preceding the date of repurchase or, if not a Business Day, on the next succeeding Business Day by at least two recognized dealers selected by the Trustee for the purchase by such dealers of a security which is similar to the Class A Certificates with a remaining maturity approximately equal to the remaining maturity of the Class A Certificates and rated by each Rating Agency in the rating category originally assigned to the Class A Certificates over (II) the portion of the Reassignment Amount attributable to the Class A Certificates and (B) the excess, if any, of (I) a price equivalent to the average of bids quoted on such Record Date, or if not a Business Day, on the next succeeding Business Day by at least two recognized dealers selected by the Trustee for the purchase by such dealers of a security which is similar to the Class B Certificates with a remaining maturity approximately equal to the remaining maturity of the Class B Certificates and rated by each Rating Agency in the rating category originally assigned to the Class B Certificates over (II) the portion of the Reassignment Amount attributable to the Class B Certificates.

         (b) With respect to the Reassignment Amount deposited into the Collection Account pursuant to Section 7.01 or any amounts allocable to the Series 2000-4 Certificateholders' Interest deposited into the Collection Account pursuant to Section 7.02, the Trustee shall, in accordance with the written direction of the Servicer, not later than 12:00 noon, New York City time, on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case after giving effect to any deposits and distributions otherwise to be made on such date) in immediately available funds: (i) (x) the Class A Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Certificateholders and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date, (B) any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date and (C) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Certificateholders, (ii) (x) the Class B Invested Amount on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Certificateholders and (y) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date, (B) any Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date and (C) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on any prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Certificateholders and (iii) the balance, if any, will be distributed to the Collateral Interest Holder for application in accordance with the Loan Agreement.

         (c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to subsection 8.01(b) for payment to the Series 2000-4 Certificateholders shall be deemed distributed in full to the Series 2000-4 Certificateholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

         Section 8.02. Distribution of Proceeds of Sale, Disposition or Liquidation of the Receivables pursuant to Section 9.01 of the Agreement.

         (a) Not later than 12:00 noon, New York City time, on the Distribution Date following the date on which the Insolvency Proceeds are deposited into the Collection Account pursuant to subsection 9.01(b) of the Agreement, the Trustee shall in accordance with the written direction of the Servicer (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the Class A Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Series 2000-4 Allocable Principal Collections and distribute such amount to the Paying Agent for payment to the Class A Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series 2000-4 Allocable Principal Collections and (y) the Principal Allocation Percentage with respect to the related Monthly Period, (ii) deduct an amount equal to the Class B Invested Amount on such Distribution Date from the portion of the Insolvency Proceeds allocated to Series 2000-4 Allocable Principal Collections and distribute such amount to the Paying Agent for payment to the Class B Certificateholders, provided that the amount of such distribution shall not exceed (x) the product of (A) the portion of such Insolvency Proceeds allocated to Series 2000-4

Allocable Principal Collections and (B) the Principal Allocation Percentage with respect to the related Monthly Period minus (y) the amount distributed to the Paying Agent pursuant to clause (i) of this sentence and (iii) deduct an amount equal to the Collateral Invested Amount, if any, on such Distribution Date from the portion of the Insolvency Proceeds allocated to Series 2000-4 Allocable Principal Collections and distribute such amount to the Collateral Interest Holder for application in accordance with the Loan Agreement, provided that the amount of such distribution shall not exceed (x) the product of (1) the portion of the Insolvency Proceeds allocated to Series 2000-4 Allocable Principal Collections and (2) the Principal Allocation Percentage with respect to such Monthly Period minus (y) the amounts distributed to the Paying Agent pursuant to clauses (i) and (ii) of this sentence. To the extent that the product of (A) the portion of the Insolvency Proceeds allocated to Series 2000-4 Allocable Principal Collections and (B) the Principal Allocation Percentage with respect to the related Monthly Period exceeds the aggregate amounts distributed to the Paying Agent pursuant to the preceding sentence, the excess shall be allocated to the Transferor's Interest and shall be released to the Holders of the Transferor Certificates on such Distribution Date.

         (b) Not later than 12:00 noon, New York City time, on such Distribution Date, the Trustee shall in accordance with the written direction of the Servicer (in the following priority and, in each case, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date) (i) deduct an amount equal to the sum of (w) Class A Monthly Interest for such Distribution Date, (x) any Class A Monthly Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date and
(y) the amount of Class A Additional Interest, if any, for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date from the portion of the Insolvency Proceeds allocated to Collections of Finance Charge Receivables and distribute such amount to the Paying Agent for payment to the Class A Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series 2000-4 Allocable Finance Charge Collections, (y) the Floating Allocation Percentage with respect to the related Monthly Period and (z) the Class A Floating Percentage with respect to such Monthly Period and (ii) deduct an amount equal to the sum of (w) Class B Monthly Interest for such Distribution Date, (x) Class B Monthly Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date and (y) the amount of Class B Additional Interest, if any, for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date from the portion of the Insolvency Proceeds allocated to Series 2000-4 Allocable Finance Charge Collections and distribute such amount to the Paying Agent for payment to the Class B Certificateholders, provided that the amount of such distribution shall not exceed the product of (x) the portion of the Insolvency Proceeds allocated to Series 2000-4 Allocable Finance Charge Collections, (y) the Floating Allocation Percentage with respect to the related Monthly Period and (z) the Class B Floating Percentage with respect to such Monthly Period. To the extent that the product of (A) the portion of the Insolvency Proceeds allocated to Series 2000-4 Allocable Finance Charge Collections and (B) the Floating Allocation Percentage with respect to the related Monthly Period exceeds the aggregate amount distributed to the Paying Agent pursuant to the preceding sentence, the excess shall be released to the Collateral Interest Holder for application by the Collateral Interest Holder in accordance with the Loan Agreement.

         (c) Notwithstanding anything to the contrary in this Supplement or the Agreement, all amounts distributed to the Paying Agent pursuant to this Section for payment to the Series 2000-4 Certificateholders shall be distributed in full to the Series 2000-4 Certificateholders on the date on which funds are distributed to the Paying Agent pursuant to this Section and shall be deemed to be a final distribution pursuant to Section 12.02 of the Agreement.

                                   ARTICLE IX

                            Miscellaneous Provisions

         Section 9.01. Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

         Section 9.02. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 9.03. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                     [The signature page follows this page.]

                  IN WITNESS WHEREOF, the undersigned have caused this Supplement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.



                                  AMERICAN EXPRESS RECEIVABLES
                                  FINANCING CORPORATION II,
                                  as a Transferor,



                                  By:        /s/ Leslie R. Scharfstein
                                      ------------------------------------------
                                      Name: Leslie R. Scharfstein
                                      Title:    President



                        AMERICAN EXPRESS CENTURION BANK,
                               as a Transferor,



                        By:        /s/ Maureen Ryan
                               ----------------------------------------------
                               Name: Maureen Ryan
                               Title:    Assistant Treasurer



                        AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.,
                               as the Servicer,



                        By:        /s/ Jay B. Stevelman
                               ----------------------------------------------
                               Name:  Jay B. Stevelman
                               Title:    Senior Vice President and Treasurer



                        THE BANK OF NEW YORK,
                               as Trustee,



                        By:        /s/ Catherine Cerilles
                               ----------------------------------------------
                               Name:  Catherine Cerilles
                               Title:    Assistant Treasurer



                   [Signature page - Series 2000-4 Supplement]